                                   EXHIBIT 99


                            INDEX OF EXHIBITS
                       INCLUDED HEREIN, FORM 10-K
                              JUNE 3, 1994
                                                                SEQUENTIAL
 EXHIBIT                                                            PAGE
NUMBER                  DESCRIPTION                               NUMBER
- -------------------------------------------------------------------------
3(b) By laws of the Company                                       20-27

10(e)     Summay of Executive Medical Reimbursement
          Plan.                                                   28


11   Statement re computation of per share earnings.              29

13   1994 Annual Report to Stockholders (furnished for
     the information of the Commission and not deemed
     "filed" or part of this Form 10-K except for those
      portions expressly incorporated herein by
      reference).                                                 30-52


24   Consent of Arthur Andersen & Co. to the incorporation
      by reference in Form S-8 Registration Statements
      No. 2-76870 and No. 33-7231 of its reports dated
      July 18, 1994.                                              53

25   Powers of Attorney.                                          54